Exhibit 4.6
Flagstar Bancorp, Inc. FORMED UNDEH THE LAWS OF THE STATE OF MICHIGAN COMMON STOCK THIS CERTIFIES THAT CUSIP 33793O 10 1 SEE REVERSE SIOE TOR CERTAIN DEFINITIONS is the owrier of: lully paid and non-assessable shares of common slock, par value $0.01 per share, of Flagstar Bancorp. Inc. (the “Corporation”), u Michigan corporation. The shares represented by this certificate are transferable only on the slock transfer books of the Corporation hy the holder of record hereof, or hy his duly authori/£tt attorney or legal representative, upon (he surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Corporation’s transfer agent and registrar. THIS STCURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT INSUKKU BY THE FEDERAL, DEPOSIT INSURANCE CORPORATION. IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed hy the facsimile signatures of its duly authorized officers and has caused a facsimile of its Dated: Secretary Chiel Executive Officer

FLAGSTAR BANCORP, INC. The shares represented by this certificate are issued subject to all the provisions of the Amended and Restated Articles of Incorporation and the Fourth Amended and Restated Bylaws of the Corporation as from time to time amended (copies of which are on file at the principal executive office of the Corporation), to all of which the holder by acceptance hereof assents. The Corporation will furnish without charge to each stockholder who so requests, a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each class which the Corporation is authorized to issue, the differences in the relative rights and preferences between the shares of each such series of preferred stock to the extent they have been set, and the authority of the Board of Directors of the Corporation to set the relative rights and preferences of subsequent series of preferred stock. Such requests shall be made in writing to the Secretary of the Corporation. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM — as tenants in commonUNIF GIFT MIN ACTCustodian TENENT -as tenants by the entireties (Cus) (Minor) JTTEN -as joint tenants with right of under Uniform Gifts to Minors survivorship and not as tenants Act in common (state) UNIF TRF MIN ACTCustodian (until age) (Cust) under Uniform Transfers (Minor) to Minors Act (State) Additional abbreviations may also be used though not in the above list. FOR VALUE RECEIVED ................. hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE) Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises. Dated X X Mnrirp- the signature(s) to this assignment must correspond with the name(s) as written upon notice THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. Signature(s) Guaranteed By THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS. STOCKBROKERS. SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WfTW MEMBERSHIP IN AN APPROWn SinNATIIRFnilARAMTFEMFDAII inW PROGRAM! PIIRSI fc Rill F 17Art-1S